UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2010
CLINICAL DATA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-12716 (Commission File Number)	04-2573920 (IRS Employer Identification No.)

One Gateway Center, Suite 702, Newton, Massachusetts (Address of Principal Executive Offices)		02458 (Zip Code)
Registrant’s telephone number, including area code: (617) 527-9933
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On June 4, 2010, PGxHealth, LLC, a wholly-owned subsidiary of Clinical Data, Inc. (the “Company”), and the University of Virginia Patent Foundation (“UVAPF”) entered into an Amended and Restated UVAPF License Agreement (the “Agreement”) in connection with the license by UVAPF to the Company of proprietary know-how, patent applications and patents pertaining to human therapeutic uses of adenosine and adenosine derivatives, receptor-selective adenosine derivatives, and compounds that interact with adenosine receptors or their signaling pathways which have been developed by certain scientists at the University of Virginia. The Agreement includes certain intellectual property relating to the Company’s late-stage drug candidate, apadenoson, trademarked Stedivaze, a selective adenosine receptor 2A agonist and potential best-in-class coronary vasodilator for use in nuclear-SPECT myocardial perfusion imaging, which currently is in Phase III of clinical development.
     The Agreement integrates certain amendments to the agreement originally entered into in April 1999 by UVAPF and Adenosine Therapeutics, LLC. The Company acquired substantially all of the assets of Adenosine Therapeutics, LLC in August 2008.
     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement, a copy of which is filed as Exhibit 99.1 to this current report on Form 8-K, and which is incorporated by reference herein in its entirety.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1† Amended and Restated UVAPF License Agreement, dated as of June 4, 2010 to be effective April 22, 1999, by and between the University of Virginia Patent Foundation and PGxHealth, LLC, as successor in interest to Adenosine Therapeutics, LLC

†	Confidential treatment has been requested with respect to certain portions of this exhibit. This exhibit omits the information subject to this confidentiality request. Omitted portions have been filed separately with the SEC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clinical Data, Inc.
By:	/s/ Caesar J. Belbel
Caesar J. Belbel
Executive Vice President, Chief Legal Officer and Secretary

DATE: June 7, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1†	Amended and Restated UVAPF License Agreement, dated as of June 4, 2010 to be effective April 22, 1999, by and between the University of Virginia Patent Foundation and PGxHealth, LLC, as successor in interest to Adenosine Therapeutics, LLC

†	Confidential treatment has been requested with respect to certain portions of this exhibit. This exhibit omits the information subject to this confidentiality request. Omitted portions have been filed separately with the SEC.